Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a “group” (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of Jason Industries, Inc.

Dated September 25, 2014

ALEX MITCHELL		SCOPUS CAPITAL, INC.

/s/ Daniel Aharon, attorney-in-fact		By:	/s/ Daniel Aharon

		Name:	Daniel Aharon
		Title:	Attorney-in-Fact

SCOPUS ASSET MANAGEMENT, L.P.		SCOPUS ADVISORS, LLC
By:	Scopus Capital, Inc., its General Partner

By:	/s/ Daniel Aharon	By:	/s/ Daniel Aharon

Name:	Daniel Aharon	Name:	Daniel Aharon
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

SCOPUS PARTNERS, L.P.		SCOPUS PARTNERS II, L.P.
By:	Scopus Advisors, LLC, its General Partner	By:	Scopus Advisors, LLC, its General Partner

By:	/s/ Daniel Aharon	By:	/s/ Daniel Aharon

Name:	Daniel Aharon	Name:	Daniel Aharon
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

SCOPUS VISTA PARTNERS, L.P.		SCOPUS FUND LTD.
By:	Scopus Advisors, LLC, its General Partner

By:	/s/ Daniel Aharon	By:	/s/ Daniel Aharon

Name:	Daniel Aharon	Name:	Daniel Aharon
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

SCOPUS VISTA FUND LTD.

By:	/s/ Daniel Aharon

Name:	Daniel Aharon
Title:	Attorney-in-Fact